                                                                   EXHIBIT 99.2


MICROLITE S.A.
UNAUDITED CONSOLIDATED
INTERIM FINANCIAL STATEMENTS
AT MARCH 31, 2004 AND 2003

                                                                               .
                                                                               .
                                                                               .
MICROLITE S.A.

CONSOLIDATED INTERIM BALANCE SHEETS
EXPRESSED IN THOUSANDS OF REAIS
-------------------------------------------------------------------------------


                                                         MARCH 31
                                                 -------------------------
                                                        (UNAUDITED)
                                                                                   DECEMBER
                                                   2004             2003           31, 2003
                                                 --------         --------         --------

ASSETS

Current assets
   Cash and cash equivalents                          231              517            1,239
   Trade accounts receivable, net                   3,747            9,830            6,995
   Recoverable taxes                                2,992            4,529            2,224
   Inventories, net                                25,043           33,695           28,031
   Prepaid expenses                                   737            2,432              478
   Other                                            1,757            1,794            1,730
                                                 --------         --------         --------
                                                   34,507           52,797           40,697
                                                 --------         --------         --------
Property, plant and equipment, net                 35,886           41,115           37,430
                                                 --------         --------         --------
Other assets
   Restricted deposits for legal
      proceedings                                     327              269              643
   Restricted deposits for legal
      proceedings distributed to
      Micropar Ltda.                                5,427            5,240            5,408

   Other                                               87              930              186
                                                 --------         --------         --------

                                                    5,841            6,439            6,237
                                                 --------         --------         --------
Total assets                                       76,234          100,351           84,364
                                                 ========         ========         ========

LIABILITIES AND NET CAPITAL DEFICIENCY

Current liabilities
   Accounts payable                                14,223           19,285           15,504
   Short-term debt                                 32,146           36,126           32,969
   Taxes payable, other than
      income taxes                                  1,117            1,790              570
   Payroll and related charges                      2,932            3,036            3,049
   Accrued pension cost liability                     586              586              586
   Customer accruals                                3,934            5,316            4,427
   Tax liabilities and contingencies
      transferred to Micropar Ltda.                   262                               259
   Other                                            4,280            4,377            4,545
                                                 --------         --------         --------
                                                   59,480           70,516           61,909
                                                 --------         --------         --------

Long-term liabilities
   Taxes payable, other than income
      taxes                                         1,416            1,416            1,416
   Provision for contingencies                      6,320            5,805            6,140
   Accrued liability for legal
      proceedings                                  70,587           42,449           66,040
   Accrued pension cost liability                   3,794            3,420            3,646
   Environment remediation liabilities              4,776            4,776            4,777
   Tax liabilities and contingencies
      transferred to Micropar Ltda.                13,534           13,276           13,326
                                                 --------         --------         --------
                                                  100,427           71,142           95,345
   Restricted deposits distributed
      to Micropar Ltda.                             5,427            5,240            5,408
                                                 --------         --------         --------

   Commitments and contingencies (Note 8)

Net capital deficiency

Share capital (732,508 thousand common
   and 1,367,408 thousand preferred
   shares authorized, issued and
   outstanding with no par value)                  32,919           32,919           32,919
Appropriated retained earnings                                       3,585
Unappropriated accumulated losses                (122,019)         (83,051)        (111,217)
                                                 --------         --------         --------
Total net capital deficiency                      (89,100)         (46,547)         (78,298)
                                                 --------         --------         --------
Total liabilities and net capital
   deficiency                                      76,234          100,351           84,364
                                                 ========         ========         ========




The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

UNAUDITED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
EXPRESSED IN THOUSANDS OF REAIS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES
-------------------------------------------------------------------------------


                                                               THREE-MONTH PERIODS ENDED
                                                                       MARCH 31
                                                           ---------------------------------
                                                              2004                   2003
                                                           ----------             ----------

NET SALES                                                      36,056                 38,354
Cost of sales                                                 (25,968)               (28,090)
                                                           ----------             ----------

GROSS PROFIT                                                   10,088                 10,264
                                                           ----------             ----------

Selling, general and administrative expenses                  (16,781)               (13,003)
Other operating income (expenses), net                          1,334                  1,696
                                                           ----------             ----------

OPERATING LOSS                                                 (5,359)                (1,043)
                                                           ----------             ----------

Non-operating income (expenses)
   Financial income                                               599                    656
   Financial expenses                                          (6,099)                (9,754)
   Foreign exchange gain (loss), net                               57                    682
                                                           ----------             ----------

LOSS BEFORE TAXES ON INCOME                                   (10,802)                (9,459)
                                                           ----------             ----------

Taxes on income - benefit (expense)                                --                     --
                                                           ----------             ----------

NET LOSS AND COMPREHENSIVE LOSS                               (10,802)                (9,459)
                                                           ==========             ==========

BASIC AND DILUTED LOSS PER THOUSAND SHARES - R$
   Preferred shares                                             (5.14)                 (4.50)
   Common shares                                                (5.14)                 (4.50)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING -
   BASIC AND DILUTED - THOUSANDS OF SHARES
   Preferred shares                                         1,367,408              1,367,408
   Common shares                                              732,508                732,508


The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

UNAUDITED CONSOLIDATED INTERIM
STATEMENTS OF CASH FLOWS
EXPRESSED IN THOUSANDS OF REAIS
-------------------------------------------------------------------------------


                                                                                       THREE-MONTH PERIODS
                                                                                          ENDED MARCH 31
                                                                                     ---------------------------
                                                                                      2004                 2003
                                                                                     -------             -------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                          (10,802)             (9,459)
   Adjustments to reconcile net loss to cash provided
      by (used in) operating activities:
        Depreciation of property, plant and equipment                                  1,751               1,749
        Gain on disposal of property, plant and equipment                               (242)
        Monetary and foreign currency exchange variations
         Accruals, net                                                                 5,843               5,608
        Provision for contingencies                                                                        1,113
   Decrease (increase) in assets
      Trade accounts receivable                                                        3,248               2,689
      Inventories                                                                      2,988              (6,956)
      Other                                                                             (830)             (2,043)
   Increase (decrease) in liabilities
      Accounts payable                                                                (1,281)                729
      Payroll and related charges                                                       (117)               (265)
      Accrued liability for legal proceedings, net of restricted deposits                251                 589
      Other                                                                             (208)                469
                                                                                     -------             -------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                      601              (5,777)
                                                                                     -------             -------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property, plant and equipment                                            (79)               (588)
   Proceeds from disposal of property, plant and equipment                               114
                                                                                     -------             -------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                       35                (588)
                                                                                     -------             -------

CASH FLOWS FROM FINANCING ACTIVITIES
   Short-term debt issuances and repayments, net                                      (1,644)              5,758
                                                                                     -------             -------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                   (1,644)              5,758
                                                                                     -------             -------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                             (1,008)               (607)

   Cash and cash equivalents, beginning of the period                                  1,239               1,124
                                                                                     -------             -------

   Cash and cash equivalents, end of the period                                          231                 517
                                                                                     =======             =======

SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid during the period for interest                                             (748)             (1,406)


The accompanying notes are an integral part of these consolidated financial statements.

MICROLITE S.A.

UNAUDITED CONSOLIDATED INTERIM STATEMENTS OF
CHANGES IN NET CAPITAL DEFICIENCY
EXPRESSED IN THOUSANDS OF REAIS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES
-------------------------------------------------------------------------------


                                                              THREE-MONTH PERIOD ENDED
                                                                    MARCH 31, 2004
                                               -------------------------------------------------------
                                                     THOUSANDS OF SHARES
                                               -------------------------------
                                               PREFERRED                COMMON                 REAIS
                                               ----------             ----------            ----------

Share capital
    Beginning and end of the period             1,367,408                732,508                32,919
                                               ==========             ==========            ----------

Unappropriated accumulated losses
    Beginning of period                                                                       (111,217)
    Net loss for the period                                                                    (10,802)
                                                                                            ----------

    End of the period                                                                         (122,019)
                                                                                            ----------

Total net capital deficiency                                                                   (89,100)
                                                                                            ==========


                                                            THREE-MONTH PERIOD ENDED
                                                                  MARCH 31, 2003
                                               -------------------------------------------------------

Share capital
    Beginning and end of the period             1,367,408                732,508                32,919
                                               ==========             ==========            ----------

Appropriated retained earnings
    Beginning and end of the period                                                             3,585
                                                                                            ----------

Unappropriated accumulated losses
    Beginning of the period                                                                   (73,592)
    Net loss for the period                                                                    (9,459)
                                                                                            ----------

    End of the period                                                                         (83,051)
                                                                                            ----------

Total net capital deficiency                                                                  (46,547)
                                                                                            ==========

The accompanying notes are an integral part of these consolidated interim financial statements.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

1.       OPERATIONS

         Microlite S.A. (the "Company") manufactures, imports and markets zinc-carbon batteries, alkaline batteries and flashlights. The Company was created in 1951 and entered into a joint venture with Rayovac International Corp. of Panama in 1954. The Company is the owner of the "Rayovac" and "Maxpower" brands in Brazil and in certain countries outside Brazil and operates two factories located in Jaboatao dos Guararapes and Ipojuca in the state of Pernambuco. The administrative headquarters are located in Guarulhos in the state of Sao Paulo in a facility leased from Micropar Ltda., a related party, as further described below.

         During 2002, the following corporate restructuring was carried out:

         -        The wholly-owned subsidiary Ipojuca Eletrometalurgica S.A.
                  legally spun-off (through a cisao under Brazilian law) the building where the Ipojuca plant operates. Ipojuca Empreendimentos e Participacoes S.A. is also a wholly-owned subsidiary of the Company.

         - Following the spin-off, Ipojuca Eletrometalurgica S.A. was merged into the Company.

         -        The shareholders of the Company incorporated Micropar Ltda.
                  ("Micropar"), a limited liability company, and on June 27, 2002 the shareholders of the Company and quotaholders of Micropar (which were the same at that time) approved a cisao under Brazilian law of certain assets and liabilities of Microlite to Micropar which was recorded as a distribution to Micropar on June 27, 2002. The assets transferred consisted of real estate held for sale located in Guarulhos (the "Guarulhos property") where the administrative headquarters of the Company are located but not used for production since 1999, restricted deposits for legal proceedings and compulsory loans made to Eletrobras, the government-owned utility company. Liabilities transferred consisted of contingent tax liabilities for which the tax authorities had issued assessments against the Company, taxes payable refinanced under the REFIS program (a program to refinance unpaid taxes established by the Brazilian federal government), and ICMS (Imposto sobre Circulacao de Mercadorias e Servicos, a state value-added type tax) payable in the long-term as result of state tax incentives.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

Micropar has issued a guarantee to the Company by which, in the event of non-payment by the Company, it commits to pay to the appropriate creditors the contingent tax liabilities, the amounts due under the REFIS program and ICMS payable.

Although the assets and liabilities described above have been subject to the cisao and are considered to have been distributed to Micropar, certain assets and liabilities continue to be recorded in the financial statements of the Company as described below:

         (a) The Company has entered into a lease agreement with Micropar at no charge and for an indefinite period for the Guarulhos property. Approximately 2,000 square meters of the total 25,000 square meters of the Guarulhos property serve as the administrative headquarters of the Company and the remaining area is not being utilized. Under the terms of the lease the Company is responsible for all maintenance expenses of the property. Considering the Company's continuous involvement with the Guarulhos property through the lease agreement the cost of the property continues to be recorded as an asset in the financial statements of the Company. Upon termination of the lease agreement and, consequently, of the continuous involvement of the Company, the distribution of the Guarulhos property is expected to be recorded as a reduction in equity. See also Note 9.

         (b) The tax liabilities and tax contingencies which were part of the spin-off continued to be in the books of the Company since the Company is the primary obligor and the criteria for de-recognition of liabilities under SFAS No. 140 - "Accounting for transfers and servicing of financial assets and extinguishment of liabilities" have not been met. As such, the Company continues to record the tax liabilities and contingencies on its balance sheet under "Tax liabilities and contingencies distributed to Micropar Ltda." and discloses the tax contingencies in Note 7. In spite of the distribution, the amounts due under the REFIS after the cisao continued to be paid by Microlite and were recorded as a reduction in the liability.

         (c) Restricted deposits for legal proceedings are related to tax litigation in which the Company is the plaintiff and the Brazilian Internal Revenue Service is the defendant. Ownership of the restricted deposits continues to be in the name of the Company and as such the deposits continue to be recorded in the financial statements of the Company. Upon the "cisao" the Company recorded the distribution of the restricted deposits as a reduction in equity and an increase in "mezzanine" equity under "Restricted deposits distributed to Micropar Ltda". No provision has been recorded for the tax litigation related to the restricted deposits since the Company considers that probability of loss in such litigation is remote. The amount recorded under "mezzanine" equity represents the responsibility to transfer to Micropar the cash, currently restricted, once released upon finalization of the tax litigation if the Company is successful.

The Company has presented operating and net losses during the last years. As of March 31, 2004 current liabilities exceeded current assets by approximately R$ 24,973 and the net capital deficiency was R$ 89,100. The ability of the Company to continue as a going concern as of March 31, 2004 was dependent on continued financing from financial institutions or financial resources provided by its shareholders. On February 21, 2004 the shareholders entered into a "Share Purchase Agreement" to sell the outstanding shares of the Company to Rayovac Corporation. The sale was consummated on May 28, 2004 when the shares were transferred to Rayovac Battery Participacoes Ltda., a subsidiary of Rayovac Corporation. On June 14 and June 22, 2004, Rayovac Corporation made capital contributions to the Company of R$ 18,578 and R$ 6,201, respectively (equivalent to US$ 6 million and US$ 2 million translated at the exchange rate on the dates of contribution). In addition, Rayovac Corporation committed to provide financial support for Microlite, if required, to meet its financial obligations until at least through June 23, 2005 through loans, capital contributions, guarantees of loans from financial institutions or other means deemed appropriate.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS AT
MARCH 31, 2004 AND 2003 EXPRESS IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) BASIS OF PRESENTATION AND CONSOLIDATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), which differ in certain significant respects from accounting principles adopted in Brazil for statutory and tax purposes.

The consolidated financial information for the three-month periods ended March 31, 2004 and 2003 is un-audited. However, in the opinion of management, this financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods presented. The results for the three-month period ended March 31, 2004 are not necessarily indicative of the results expected for the entire year. This consolidated financial information has been prepared substantially on the same basis as the consolidated financial statements as of and for the year ended December 31, 2003 and should be read in conjunction therewith.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

The consolidated financial statements include the financial position and results of operations of the Company and its wholly-owned subsidiary Ipojuca Empreendimentos e Participacoes S.A.

All significant intercompany accounts and transactions have been eliminated.

(b) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation no. 46 (FIN 46), "Consolidation of Variable Interest Entities" which was subsequently modified by FIN 46R issued in December 2003. FIN 46R requires non public companies, like the Company, to apply FIN 46R to variable interest entities created before February 1, 2003 no later than the end of the first annual reporting period beginning after June 15, 2003. Therefore, the Company must apply FIN 46R as of December 31, 2004 for variable interest entities created before February 1, 2003, such as Micropar. The Company is currently assessing the effects that FIN 46R may have upon its effective date on December 31, 2004 with respect to its relationships with Micropar.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

3. TAXES ON INCOME

(a) ANALYSIS OF TAX BALANCES
The major components of the deferred tax accounts in the balance sheet are as follows:


                                                                MARCH 31,           MARCH 31,          DECEMBER 31,
                                                                  2004                2003                 2003
                                                                ---------           ---------          ------------

CURRENT DEFERRED TAX ASSETS
    Deferred taxes on allowance for doubtful accounts                270                 353                 311
    Deferred taxes on allowance for slow moving
       and obsolete inventories                                      416                 416                 416
    Deferred taxes on customer accruals                            1,337               1,807               1,506
                                                                 -------             -------             -------

    Total current deferred tax assets                              2,023               2,576               2,233
    Valuation allowance                                           (2,023)             (2,576)             (2,233)
                                                                 -------             -------             -------

                                                                      --                  --                  --
                                                                 =======             =======             =======

NON-CURRENT DEFERRED TAX ASSETS, NET
    Net operating loss carry forwards                             24,839              21,359              22,199
    Deferred taxes on provision for pension plan                   1,290               1,163               1,439
    Deferred taxes on provision for contingencies                 26,148              16,406              24,541
    Deferred taxes on environmental remediation
       liabilities                                                 1,624               1,624               1,624
    Tax liabilities and contingencies distributed to
       Micropar Ltda.                                              4,691               4,649               4,619
    Reversal of revaluation on property, plant and
       equipment                                                   4,349               4,425               4,371
    Other deferred tax assets                                      2,662                 861               2,024
    Other deferred tax liabilities                                   (49)                (90)                (70)
                                                                 -------             -------             -------

    Total                                                         65,554              50,397              60,747
    Valuation allowance                                          (65,554)            (50,397)            (60,747)
                                                                 -------             -------             -------

                                                                      --                  --                  --
                                                                 =======             =======             =======

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

Net operating loss carry forwards of the Company as of March 31, 2004 are presented below:


                                                                   MARCH 31,
                                                                     2004
                                                                   ---------

Tax losses for income tax purposes                                  69,030
Tax losses for social contribution on income purposes               84,240

Federal income tax and social contribution regulations currently state that tax losses may offset no more than 30% of taxable income in any given year.

During the three-month periods ended March 31, 2004 and 2003, a valuation allowance has been recorded for an amount equal to the tax benefit that would have resulted from applying the statutory income tax and social contribution rate of 34% to the pre-tax loss for the respective period.


4.       INVENTORIES


                                                              MARCH 31,          MARCH 31,          DECEMBER 31,
                                                                2004               2003                 2003
                                                              ---------          ---------          ------------

Finished products                                               8,972              13,101              13,255
Unfinished products                                             3,747               4,327               3,246
Raw material and auxiliary supplies                             8,921              10,627               8,017
Spare parts                                                     3,270               3,246               3,249
Imports in transit                                              1,356               3,617               1,487
Allowance for slow moving and obsolete inventories             (1,223)             (1,223)             (1,223)
                                                              -------             -------             -------

                                                               25,043              33,695              28,031
                                                              =======             =======             =======

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

5.       SHORT-TERM DEBT


                                                                  MARCH 31,             MARCH 31,        DECEMBER 31,
PURPOSE                          FINANCIAL CHARGES                  2004                  2003              2003
-------                          -----------------                ---------             ---------        ------------

Domestic currency
   Bank loan                     Interest from 26.60%
                                 to 28.38% p.a.                      8,715               21,081              5,186

   Vendor program                1.55% p.a                           4,599                2,945              9,827

Foreign currency
   Advance of foreign            Interest from 6.10%
      exchange contracts         to 12% p.a.                         6,142                7,726              6,594

   Import financing              Interest from 6.37%
                                 to 9.75% p.a.                      12,690                4,374             11,362
                                                                    ------               ------             ------

                                                                    32,146               36,126             32,969
                                                                    ======               ======             ======


Domestic financing as of March 31, 2004 matures on May 10, 2004, and foreign currency financing matures between April 5, 2004 and March 4, 2005 and is guaranteed by sureties provided by the fully-owned subsidiary Ipojuca Empreendimentos e Participacoes S.A.

The Company offers to certain of its customers the ability to finance their purchase under a "vendor program" whereby the customer enters into a loan agreement with certain banks for a period varying between 14 and 120 days. The Company's customer is the primary obligor of the loan and the Company provides the bank with a guarantee to repay the loan if the customer does not pay at maturity. The interest charged by the bank during the financing period is either assumed by the customer or by the Company, depending on the agreement reached with each customer. The Company recognizes sales revenue under vendor agreements following the same criteria followed for all its sales and only after acceptance of delivery of goods by the customer. Upon receiving payment from the bank, the Company recognizes a reduction in accounts receivable. In instances where the Company has invoiced for products sold and received payment from the bank, but the conditions for recognizing revenue have not yet been met, the Company recognizes a liability under "Short-term debt". See Note 8(c) for a description of the accounting for the guarantees issued to the banks under the vendor program.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

6.       NET CAPITAL DEFICIENCY

(a)      SHARE CAPITAL AND SHARE RIGHTS

Total authorized, issued and outstanding share capital of the Company is 1,367,408 preferred shares and 732,508 common shares.

Each holder of common shares is entitled to one vote for each share held on all matters that come before a shareholders' meeting. Preferred shares are not redeemable, nor convertible into common shares, and have no voting rights, but are assured priority for return of capital in the event of liquidation.

(b)      COMPOSITION OF CAPITAL (AS OF ALL DATES PRESENTED)

                                                                                THOUSANDS OF SHARES
                                                                 -------------------------------------------------
                                             PERCENTAGE
                                              OF TOTAL            COMMON              PREFERRED              TOTAL
                                             ----------          ---------            ---------            ---------

Interelectrica Administracao e
    Participacoes Ltda. Varta Group              7.14               59,984               90,000              149,984
Varta Aktiengeselischaft                        53.33              306,270              813,552            1,119,822
Tabriza Brasil Empreendimentos
    e Participacoes Ltda                        18.20              366,254               16,031              382,285
Samuel Barata and Estrela Barata                21.33                                   447,825              447,825
                                               ------            ---------            ---------            ---------
                                               100.00              732,508            1,367,408            2,099,916
                                               ======            =========            =========            =========


(c)      UN-APPROPRIATED ACCUMULATED LOSSES

Brazilian Corporate Law and the Company's by-laws require that certain appropriations be made from retained earnings to reserve accounts on an annual basis. The purpose and basis of appropriation to such reserves is described below:

Legal reserve - the legal reserve results from appropriations from retained earnings of 5% of annual net income as stated in the statutory accounting records prepared in accordance with accounting practices adopted in Brazil. Such appropriations are required until the balance reaches 20% of the balance of share capital, based on the statutory accounting records. At March 31, 2004 such total capital was R$ 32,919 thousand and no legal reserve exists.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

Brazilian law permits the payment of dividends and interest attributed to shareholders' equity only in reais and from retained earnings as stated in the accounting records prepared in accordance with accounting practices adopted in Brazil. At March 31, 2004, accumulated losses as per such records amounted to R$ 64,422 thousand.

(d) EARNINGS PER SHARE

SFAS No. 128, "Earnings per share", addresses computation, presentation and disclosure requirements for earnings per share.

Since common and preferred shareholders equally share in losses, the basic loss per share is computed by dividing net loss for the period attributable to common and preferred shares by the weighted-average number of shares of each class outstanding during the period.

No instruments are outstanding which may have a dilutive or antidilutive effect.

The computation of basic and diluted loss per share is as follows:


                                                                        THREE-MONTHS PERIOD ENDED MARCH 31, 2004
                                                                      ---------------------------------------------
                                                                      COMMON          PREFERRED             TOTAL
                                                                      -------         ----------           --------

Basic and diluted numerator
    Undistributed losses attributable to common and
       Preferred shareholders                                           (3,768)           (7,034)           (10,802)

Basic and diluted denominator
    Weighted-average outstanding shares (thousand)                     732,508         1,367,408
                                                                       =======         =========

    Loss per thousand shares (in reais) -
       basic and diluted                                                 (5.14)            (5.14)
                                                                       =======         =========


                                                                        THREE-MONTHS PERIOD ENDED MARCH 31, 2003
                                                                      ---------------------------------------------
                                                                      COMMON          PREFERRED             TOTAL
                                                                      -------         ----------           --------
Basic and diluted numerator
    Undistributed losses attributable to common and
       Preferred shareholders                                           (3,300)           (6,159)           (9,459)

Basic and diluted denominator
    Weighted-average outstanding shares (thousand)                     732,508         1,367,408
                                                                      ========        ==========

    Loss per thousand shares (in reais) -
       basic and diluted                                                 (4.50)            (4.50)
                                                                      ========        ==========

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

7. TAX LIABILITIES AND CONTINGENCIES DISTRIBUTED TO MICROPAR LTDA.


                                           MARCH 31,           MARCH 31,          DECEMBER 31,
                                             2004                2003                2003
                                           ---------           ---------          ------------

Tax incentives payable - FDS (i)              5,456               5,456               5,456
REFIS (ii)                                    2,441                  --               2,445
Tax contingencies (iii)                       5,899               7,820               5,684
                                            -------             -------             -------

                                             13,796              13,276              13,585

Total short-term                               (262)                                   (259)
                                            -------             -------             -------

Total long-term                              13,534              13,276              13,326
                                            =======             =======             =======

As described in Note 1, certain liabilities were legally distributed to Micropar but do not meet the requirements for de-recognition of such liabilities from the consolidated balance sheet of the Company. Such liabilities correspond to the following:

(i) Industrial Development Fund of Suape (FDS) tax benefits obtained by Ipojuca through 1999 whereby 50% of the ICMS (a value added tax) payable each month is payable over 10 years without interest or monetary correction.

(ii) In July 2003, the Company entered into the REFIS program to refinance certain federal taxes over 120 months.

(iii) Tax contingencies are related to a tax process filed against the Company by the tax authorities of the State of Sao Paulo to revert monetarily corrected credits taken by the Company for value added taxes during the years of 1994 and 1996.

As further described in Note 1, the Company has also legally distributed to Micropar certain tax contingencies for all of which a loss is considered reasonably possible. The Company is also the primary obligor with respect to the contingent liabilities, if finally payable. As of March 31, 2004, these contingent liabilities amount to R$ 182.

As part of the sale of the shares of the Company to Rayovac Corporation consummated on May 28, 2004, the selling shareholders have committed, subject to certain limitations (including a cap on all items except for tax liabilities spun off to Micropar), to cause Micropar to pay all its liabilities (including the liabilities and contingencies distributed and described above).

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

8. COMMITMENTS AND CONTINGENCIES

(a) CONTINGENCIES

The Company is party to claims with respect to certain taxes, contributions and labor issues. In addition the Company has, based on legal counsel advice, applied certain credits against taxes payable, although contrary to the text of enacted tax law, based on grounds of unconstitutionality of the law. Considering that the amounts are still due under the law, however, the Company has recorded a provision for the compensated amounts plus related interest.

Management believes, based in part on advice from legal counsel, that the reserve for contingencies is sufficient to meet probable and reasonably estimable losses in the event of unfavorable rulings. However, the ultimate resolution of the contingencies may have a significant effect on the consolidated financial position, results of operations and cash flows of the Company.

The following table summarizes the contingent claims and related judicial deposits:


                        MARCH 31, 2004                     MARCH 31, 2003                      DECEMBER 31, 2003
                -------------------------------     ------------------------------      ------------------------------
                                    RESTRICTED                         RESTRICTED                          RESTRICTED
                                   DEPOSITS FOR                       DEPOSITS FOR                        DEPOSITS FOR
                                       LEGAL                              LEGAL                              LEGAL
                CONTINGENCIES       PROCEEDINGS     CONTINGENCIES      PROCEEDINGS      CONTINGENCIES      PROCEEDINGS
                -------------      ------------     -------------     ------------      -------------     ------------

Tax                 74,360                              45,808                              69,779
Labor                2,547               327             2,446               269             2,401               643
                    ------            ------            ------            ------            ------            ------

                    76,907               327            48,254               269            72,180               643
                    ======            ======            ======            ======            ======            ======


The provision for tax contingencies is related to the following two matters:

(i) The Company is challenging a limitation on tax loss offsets imposed by Brazilian Law whereby federal income tax regulations limits to 30% of annual income before taxes the tax losses available for offsetting taxable income. The Company challenged this limitation on the grounds that it is unconstitutional and obtained a legal injunction providing protection against possible fines. The Company has recorded a provision related to income taxes payable that were not paid for having offset tax losses in excess of the 30% limited mentioned before for R$ 3,773 as at March 31, 2004 (R$ 3,359 at March 31, 2003 and R$ 3,739 at December 31, 2003).

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

(ii) The Company has offset IPI (a value added type tax) using a calculation formula which is not in accordance with the basis established by enacted tax law for determination of tax liabilities. The Company is challenging in court the constitutionality of the provisions of that law. Although not in accordance with enacted tax law, the offsets have still been made to reduce taxes payable, based on the opinion of legal advisors and management's conclusion that a favorable decision from the courts is probable. This opinion is supported by definitive rulings of the Federal Supreme Court in respect of similar cases of other companies.

Considering that offset IPI taxes still constitute taxes payable under current tax law, the Company recorded liabilities totaling R$ 70,587 (R$ 42,449 at March 31, 2003 and R$ 66,040 at December 31, 2003) for the amounts originally offset. The Company will be legally released from such tax liability in the event of a definitive favorable decision by the courts on the specific lawsuit brought in by the Company.

(b)   ENVIRONMENTAL REMEDIATION LIABILITIES

As part of its battery manufacturing process, the Company uses certain substances that may pose environmental hazards. The Company is aware of the presence of certain contaminating substances in the soil and water of its factory located in Jaboatao dos Guararapes.

Under Brazilian law, damages to the environment, including contamination are subject to administrative, civil and criminal responsibilities. Civil responsibilities include a responsibility to either remediate or indemnify affected third parties.

Based on legal counsel's opinion, the Company has a legal liability to perform remediation efforts at its factory in Jabotao dos Guararapes.

The Company has performed a preliminary remediation plan which includes preliminary estimations of the costs to remediate based on its review of the site, the areas affected, the substances involved, and the expected nature of the anticipated remediation activities to be undertaken. The Company's estimation includes determining the expected remediation methods, and a range of estimates of costs for each step of the remediation. The Company has employed outside consultants to assist in making such determinations. Although the ultimate costs associated with the remediation are not known, the Company currently estimates the total costs to be in the range of between R$ 3,100 and R$ 7,500 at March 31, 2004 and has accrued R$ 4,776 which it believes is the best estimate at this moment.

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

On May 24, 2004 the Company communicated to CPRH, the environmental agency of the state of Pernambuco, of the technical information related to the site contamination, its intention to perform the remediation activities imposed by the law, and its commitment to perform additional technical studies, including a more detailed remediation plan for submission to the agency within 45 days. As of the date of preparation of these financial statements the estimates of costs and timing are preliminary and the amount of the provision has not been discounted to present value.

Considering the early stage of the process to estimate the costs and the uncertainties inherent in determining the costs associated with the clean-up of contamination, including the time periods over which such costs must be paid, there can be no assurance that the final costs of remediation may not differ from the estimated remediation costs.

(c)   VENDOR FINANCING

The Company provides guarantees to certain banks, not in excess of 120 days, for financing provided by the bank of sales to certain customers. Under the vendor program the Company is the secondary obligor to the bank and monitors the amount due from the customer to the bank. The Company periodically reviews the adequacy of its allowance for doubtful accounts and adjusts the Company's allowance accordingly. At March 31, 2004, the face value of customer guarantees totaled R$ 33,905 (R$ 30,105 at March 31, 2003 and R$ 33,204 at December 31,
2003). The estimate of the fair value of such guarantees as of March 31, 2004 is R$ 14 (R$ 11 at March 31, 2003 and R$ 14 at December 31, 2003), which is presented under "Other liabilities".

9.  RELATED PARTIES

Assets and liabilities at March 31, 2004 and 2003, as well as transactions during the periods arising from transactions with related parties, are presented below:


                              MARCH 31,      MARCH 31,
                                2004           2003
                              ---------      ---------

Balances
    Accounts payable            555            402
Transactions
    Purchases                   374            301

MICROLITE S.A.

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS AT MARCH 31, 2004 AND 2003
EXPRESSED IN THOUSANDS OF REAIS, UNLESS OTHERWISE STATED
-------------------------------------------------------------------------------

As of June 2002, the Company leases from Micropar a facility of approximately 25,000 square meters located in Guarulhos free of rent. A portion of the area is used for the administrative headquarters of the Company, and the rest is not currently being used. Under the terms of the lease, the Company is responsible for all maintenance expenses of the property, which amounted to approximately R$ 115 during the quarter ended March 31, 2004 (R$ 95 during the quarter ended March 31, 2003). On May 28, 2004 the Company and Micropar modified the terms of the lease, and it has been agreed that it will expire without penalty to any party no later than 120 days as from the date of the modification.

10. SEGMENT INFORMATION

                                                                    THREE-MONTHS PERIOD
                                                                    ENDED MARCH 31, 2004
                                  --------------------------------------------------------------------------------------------
                                                                                                                    TOTAL AS
                                  ZINC-CARBON          ALKALINE                                                  PER FINANCIAL
                                   BATTERIES           BATTERIES           FLASHLIGHTS        ADJUSTMENTS         STATEMENTS
                                  -----------          ---------           -----------        -----------        -------------

Net sales revenues                   17,754              11,358               1,471               5,473              36,056
Cost of sales                       (14,393)             (7,067)               (916)             (3,587)            (25,968)
Shipping and handling
   Costs                             (1,343)               (245)                (20)                 (8)             (1,616)
Gross profit per segment              2,018               4,046                 535               3,494              10,088


                                                                                              THREE-MONTHS PERIOD
                                                                                             ENDED MARCH 31, 2003
                                  --------------------------------------------------------------------------------------------
                                                                                                                    TOTAL AS
                                  ZINC-CARBON          ALKALINE                                                  PER FINANCIAL
                                   BATTERIES           BATTERIES           FLASHLIGHTS        ADJUSTMENTS         STATEMENTS
                                  -----------          ---------           -----------        -----------        -------------
Net sales revenues                   20,888              11,345               2,151               3,970              38,354
Cost of sales                       (15,751)             (7,593)             (1,421)             (3,325)            (28,090)
Shipping and handling
   costs                             (1,400)               (216)                (29)                 (6)             (1,651)
Gross profit per segment              3,737               3,536                 701               2,290              10,264


                                     * * *